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As filed with the Securities and Exchange Commission on October 8, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

RLI CORP.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-0889946 (I.R.S. Employer Identification No.)
9025 N. Lindbergh Dr., Peoria, Illinois 61615, (309) 692-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

RLI CAPITAL TRUST I
(Exact name of registrant as specified in its certificate of trust)

Delaware (State or other jurisdiction of incorporation or organization)	To Be Applied For (I.R.S. Employer Identification No.)
c/o Wilmington Trust Company
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (866) 542-2135
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Kim J. Hensey
Vice President and Corporate Secretary
RLI Corp.
9025 N. Lindbergh Dr., Peoria, Illinois 61615, (309) 692-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kurt W. Florian, Esq. Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661-3693 (312) 902-5200	Mary Beth Nebel, Esq. RLI Corp. 9025 N. Lindbergh Drive Peoria, Illinois 61615 (309) 692-1000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant, depending on market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)(4)	Proposed maximum aggregate offering price(2)(3)(4)	Amount of registration fee(4)

Debt Securities of RLI Corp.(5)
Common Stock of RLI Corp., par value $1.00 per share(6)
Trust Preferred Securities of RLI Capital Trust I
Guarantees of Trust Preferred Securities of RLI Capital Trust I by RLI Corp., and certain backup undertakings(7)

Total	$150,000,000	100%	$150,000,000	$12,135

(1)
These offered securities may be sold separately or together.
(2)
Such indeterminate amount or number of Debt Securities of RLI Corp. and Trust Preferred Securities of RLI Capital Trust I as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $150,000,000. If any Debt Securities are issued at an original issue discount, then the aggregate principal amount payable at maturity may exceed $150,000,000, but the aggregate initial offering price shall not exceed $150,000,000. Certain Debt Securities of RLI Corp. may be issued and sold to RLI Capital Trust I in connection with the issuance of Trust Preferred Securities by such trust, in which event such Debt Securities may later be distributed to the holders of such Trust Preferred Securities upon a dissolution of RLI Capital Trust I and the distribution of the assets thereof.
(3)
Estimated solely for purposes of calculating the registration fee.
(4)
Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $150,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock that is issued upon conversion or exchange of Debt Securities registered hereunder.
(5)
Subject to Note 2, such indeterminate principal amount of Debt Securities.
(6)
Represents such presently indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Debt Securities that provide for conversion or exchange into Common Stock. Prior to the occurrence of certain events, such conversion or exchange rights will not be exercisable or evidenced separately from the Common Stock.
(7)
No separate consideration will be received for the Guarantees. The Guarantees include the rights of holders of the Trust Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of RLI Corp. under a subordinated indenture and any supplemental indentures thereto and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of RLI Capital Trust I, as described in this registration statement. All obligations under the trust agreement, including the indemnity obligation, are included in the back-up undertakings.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated October 8, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$150,000,000

RLI CORP.

Debt Securities

RLI CAPITAL TRUST I

Trust Preferred Securities
Guaranteed By
RLI Corp.

        We may use this prospectus to offer and sell debt securities from time to time. The trust may use this prospectus to offer and sell trust preferred securities from time to time representing undivided beneficial interests in its assets, which we will fully and unconditionally guarantee to the extent described in this prospectus. We or the trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any supplements before deciding to invest.

        Our common stock is traded on The New York Stock Exchange under the symbol "RLI." Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

        Consider carefully the Risk Factors beginning on page 3 before deciding to invest in these securities.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October     , 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we, RLI Corp., filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we and/or the trust may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we and/or the trust may offer. Each time we or the trust sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the trust has authorized anyone to provide you with different information. Neither we nor the trust are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. When we use the terms "RLI," "we," "us," and "our," we are referring to RLI Corp. together with its consolidated subsidiaries. When we use the term "trust" we are referring to RLI Capital Trust I.

RLI CORP.

        We are a specialty property and casualty insurer operating on both an admitted and excess and surplus basis. Our business objective is to provide fundamentally innovative casualty, property and surety insurance products and services not generally available in the marketplace. We conduct operations principally through three insurance companies. RLI Insurance Company, our principal subsidiary, writes multiple lines insurance on an admitted basis in all 50 states, the District of Columbia and Puerto Rico. Mt. Hawley Insurance Company, a subsidiary of RLI Insurance Company, writes surplus lines insurance in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands and Guam. RLI Indemnity Company, a subsidiary of Mt. Hawley, has authority to write multiple lines insurance on an admitted basis in 48 states and the District of Columbia. Other companies in our group include: Replacement Lens Inc., RLI Insurance Agency, Ltd., RLI Insurance Ltd., Underwriters Indemnity General Agency, Inc. and Safe Fleet Insurance Services, Inc.

        As a "niche" company, we offer specialty insurance products designed to meet specific insurance needs of targeted insured groups. A niche company underwrites a particular type of coverage for certain markets that are underserved by the insurance industry, such as our difference in conditions coverage and oil and gas surety bonds. A niche company also provides a type of product not generally offered by other companies, such as our personal umbrella policy. The excess and surplus market provides an alternative market for customers with hard-to-place risks and risks that admitted insurers specifically refuse to write. When we underwrite within the surplus lines market, we are selective in the line of business and type of risks we choose to write. Typically, the development of these specialty insurance products is generated through proposals brought to us by an agent or broker seeking coverage for a specific group of clients. We have not taken any specific measures to develop any future targeted areas, because new product ideas are typically offered to us for consideration. Once a proposal is submitted, underwriters determine whether a proposal would be a viable product in keeping with our business objectives.

        We attempt to combine profitable underwriting, solid investment returns and effective capital management to deliver consistent, long-term growth in shareholder value. The interests of our skilled and experienced management team are aligned with those of our shareholders through compensation programs that reward long-term, profitable underwriting and performance.

        We develop innovative coverages designed to meet specific needs, create highly automated, self-underwriting products, and bring high levels of service to underserved customers. We also utilize technology to allow our business partners to conduct business with us directly, either by submitting business for underwriting consideration or, in many cases, binding and issuing policies directly from their own offices.

        We are an Illinois corporation with our principal executive offices located at 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Our telephone number at that location is (309) 692-1000.

RLI CAPITAL TRUST I

        The trust is a statutory trust created under Delaware law pursuant to:

  •
  a trust agreement executed by us, as sponsor of the trust, and the trustees for the trust; and

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  the filing of a certificate of trust with the Delaware Secretary of State on October 2, 2003.

        The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The trust exists for the exclusive purposes of:

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  issuing and selling the trust preferred securities that represent undivided beneficial interests in the assets of the trust;

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  using the gross proceeds from the sale of the trust preferred securities to acquire a particular series of our subordinated debt securities; and

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  engaging in only those other activities necessary or incidental to the issuance and sale of the trust preferred securities and purchase of our subordinated debt securities.

        The subordinated debt securities that we may issue to the trust will be the sole assets of the trust, and our payments with respect to those debt securities, and our payments under an agreement as to expenses and liabilities between us and the trust, will be the sole source of revenue of the trust.

        We will directly or indirectly own all of the common securities of the trust. The common securities of the trust will rank equally, and payments will be made thereon pro rata, with the trust preferred securities of the trust, except that, if an event of default under the amended and restated trust agreement resulting from an event of default under our subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

        Unless otherwise disclosed in the applicable prospectus supplement, the trust has a term of approximately 55 years, but may dissolve earlier as provided in the amended and restated trust agreement of the trust. Unless otherwise disclosed in the applicable prospectus supplement, the trust's business and affairs will be conducted by the trustees appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The duties and obligations of the trustees of the trust will be governed by the amended and restated trust agreement of the trust.

        Unless otherwise disclosed in the applicable prospectus supplement, two of the trustees of the trust will be administrative trustees. The administrative trustees will be persons who are employees or officers of or otherwise affiliated with us. One trustee of the trust will be the property trustee. The property trustee will be a financial institution that is not affiliated with us, that has a minimum amount of combined capital and surplus of not less than $50,000,000 and that will act as property trustee under the terms set forth in the applicable prospectus supplement. The property trustee will also act as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. In addition, one trustee of the trust, which trustee will reside in or have its principal place of business in the State of Delaware, will be the "Delaware trustee." The Delaware trustee may be the property trustee, if it otherwise meets the requirements of applicable law. We will pay all fees and expenses related to the trust and the offering of trust preferred securities and common securities.

        The principal executive office for the trust is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; telephone (866) 542-2135.

RISK FACTORS

        You should consider carefully the following risks, as well as the other information contained in, and incorporated by reference into, this prospectus, before investing in the securities offered by this prospectus. If any of the events described in the following risk factors actually occurs, our business, financial condition and results of operations could be adversely affected. You should refer to the other information set forth in this prospectus and our consolidated financial statements and the related notes incorporated by reference herein.

Catastrophic losses could adversely affect our results of operations, liquidity and financial condition.

        The greatest risk of loss we face in the ordinary course of our business is property damage resulting from catastrophic events, particularly earthquakes in California and hurricanes and tropical storms affecting Hawaii or the U.S. mainland. Approximately 44% of our 2002 total property premiums were written in California. Most of our past catastrophe-related claims have resulted from earthquakes and hurricanes. For example, in 1994 and 1995, we incurred a total net loss of $30 million related to the Northridge earthquake. Catastrophes can also be caused by various events, including windstorms, hailstorms, explosions, severe winter weather and fires and may include terrorist events such as the attacks on the World Trade Center and the Pentagon on September 11, 2001. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to fairly specific geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property and casualty lines, and it is possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our results of operations, liquidity and financial condition.

Actual insured losses may be greater than our loss reserves, which would negatively impact our financial condition and results of operations.

        Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to us and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves as balance sheet liabilities representing estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expense. Loss reserves are just an estimate of what we anticipate the ultimate costs of claims to be and do not represent an exact calculation of liability. Estimating loss reserves is a difficult and complex process involving many variables and subjective judgments. As part of the reserving process, we review historical data and consider the impact of various factors such as:

  •
  trends in claim frequency and severity;

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  changes in operations;

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  emerging economic and social trends;

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  inflation; and

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  changes in the regulatory and litigation environments.

        This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. There is no precise method, however, for evaluating the impact of any specific factor on the adequacy of reserves, and actual results are likely to differ from original estimates. If the actual amount of insured losses is greater than the amount we have reserved for these losses, our financial condition and results of operations could suffer.

        We are involved in a complex set of litigation arising out of an equipment and vehicle leasing program of Commercial Money Center. While it is impossible to ascertain the ultimate outcome of this matter at this time, we believe, based upon facts known to date and the opinion of trial counsel, that our position is meritorious. However, litigation is subject to inherent uncertainties, and if there were an outcome unfavorable to us, there exists the possibility of a material adverse impact on our results of operations in the period in which the outcome occurs.

Our reinsurers may not pay on losses in a timely fashion, or at all, which may increase our costs.

        We purchase reinsurance by transferring part of the risk we have assumed (known as ceding) to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us (the reinsured) of our liability to our policyholders. Accordingly, we bear credit risk with respect to our reinsurers. That is, our reinsurers may not pay claims made by us on a timely basis, or they may not pay some or all of these claims. Either of these events would increase our costs and could have a material adverse effect on our business.

If we cannot obtain adequate reinsurance protection for the risks we have underwritten, we may be exposed to greater losses from these risks or we may reduce the amount of business we underwrite, which will reduce our revenues.

        Market conditions beyond our control determine the availability and cost of the reinsurance protection that we purchase. In addition, the historical results of reinsurance programs and the availability of capital also affect the availability of reinsurance. Our reinsurance facilities are generally subject to annual renewal. We cannot be sure that we can maintain our current reinsurance facilities or that we can obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase, which could increase our costs, or, if we were unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks, which would reduce our revenues. We have seen, and expect to continue to see, a significant tightening in pricing and in the terms and conditions for reinsurance that we purchase.

Our results of operations and revenues may fluctuate as a result of many factors, including cyclical changes in the insurance industry, which may cause the price of our securities to be volatile.

        The results of operations of companies in the property and casualty insurance industry historically have been subject to significant fluctuations and uncertainties. Our profitability can be affected significantly by:

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  rising levels of loss costs that we cannot anticipate at the time we price our products;

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  volatile and unpredictable developments, including man-made, weather-related and other natural catastrophes or terrorist attacks;

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  changes in the level of reinsurance capacity;

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  changes in the amount of loss reserves resulting from new types of claims and new or changing judicial interpretations relating to the scope of insurers' liabilities; and

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  fluctuations in equity markets and interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested assets and may impact the ultimate payout of losses.

        In addition, the demand for property and casualty insurance can vary significantly, rising as the overall level of economic activity increases and falling as that activity decreases, causing our revenues to fluctuate. These fluctuations in results of operations and revenues may cause the price of our securities to be volatile.

Our investment results and, therefore, our financial condition may be impacted by changes in the business, financial condition or operating results of the entities in which we invest, as well as changes in interest rates, government monetary policies, general economic conditions and overall market conditions.

        We invest the premiums we receive from customers until they are needed to pay policyholder claims or until they are recognized as profits. At June 30, 2003, our investment portfolio consisted of $779.0 million in fixed maturity securities, $247.9 million in equity securities and $57.3 million in short term investments. For the six months ended June 30, 2003, we experienced a $30.7 million pre-tax unrealized gain on our investment portfolio. However, for the fiscal year ended December 31, 2002, we experienced a $34.1 million pre-tax unrealized loss on our investment portfolio. The 2002 loss and the 2003 year-to-date gain reflect largely stock market and bond market fluctuations experienced during 2002 and the first six months of 2003, respectively. Fluctuations in the value of our investment portfolio can occur as a result of changes in the business, financial condition or operating results of the entities in which we invest, as well as changes in interest rates, government monetary policies and general economic conditions. These fluctuations may, in turn, negatively impact our financial condition.

We compete with a large number of companies in the insurance industry for underwriting revenues.

        We compete with a large number of other companies in our selected lines of business. We face competition both from specialty insurance companies, underwriting agencies and intermediaries, as well as diversified financial services companies that are significantly larger than we are and that have significantly greater financial, marketing, management and other resources than we do. Some of these competitors also have significantly greater experience and market recognition than we do. We may incur increased costs in competing for underwriting revenues. If we are unable to compete effectively in the markets in which we operate or to expand our operations into new markets, our underwriting revenues may decline.

        A number of new, proposed or potential legislative or industry developments could further increase competition in our industry. These developments include:

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  an increase in capital-raising by companies in our lines of business, which could result in new entrants to our markets and an excess of capital in the industry;

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  the enactment of the Gramm-Leach-Bliley Act of 1999, which could result in increased competition from new entrants to our markets;

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  the implementation of commercial lines deregulation in several states, which could increase competition from standard carriers for our excess and surplus lines of insurance business;

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  programs in which state-sponsored entities provide property insurance in catastrophe prone areas or other "alternative markets" types of coverage; and

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  changing practices caused by the Internet, which may lead to greater competition in the insurance business.

        New competition from these developments could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates and thereby adversely affect our underwriting results.

A downgrade in our ratings from A.M. Best and Standard & Poor's could negatively affect our business.

        Ratings are a critical factor in establishing the competitive position of insurance companies. Our insurance companies are rated by A.M. Best Company and Standard & Poor's Corporation. A.M. Best and Standard & Poor's ratings reflect their opinions of an insurance company's and an insurance holding company's financial strength, operating performance, strategic position and ability to meet its obligations to policyholders, and are not evaluations directed to investors. Our ratings are subject to periodic review by A.M. Best and Standard & Poor's, and we cannot assure the continued maintenance of our current ratings. In 2003, A.M. Best reaffirmed its "A" (Excellent) rating for the combined entity of RLI Insurance Company and Mt. Hawley and its rating for PIC remained "A-" (Excellent). In 2003, Standard and Poor's reaffirmed our "A+" rating. Because these ratings have become an increasingly important factor in establishing the competitive position of insurance companies, if our ratings are reduced from their current levels by A.M. Best and/or Standard & Poor's, our competitive position in the industry, and therefore our business, could be adversely affected. A significant downgrade could result in a substantial loss of business as policyholders might move to other companies with higher claims-paying and financial strength ratings.

We are subject to extensive regulation, which may adversely affect our ability to achieve our business objectives. Moreover, if we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, which may adversely affect our financial condition and results of operations.

        We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. These regulations, generally administered by a department of insurance in each state in which we do business, relate to, among other things:

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  approval of policy forms and premium rates;

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  standards of solvency, including risk-based capital measurements;

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  licensing of insurers and their producers;

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  restrictions on the nature, quality and concentration of investments;

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  restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

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  restrictions on transactions between insurance company subsidiaries and their affiliates;

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  restrictions on the size of risks insurable under a single policy;

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  requiring deposits for the benefit of policyholders;

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  requiring certain methods of accounting;

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  periodic examinations of our operations and finances;

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  prescribing the form and content of records of financial condition required to be filed; and

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  requiring reserves for unearned premium, losses and other purposes.

        State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters. These regulatory requirements may adversely affect or inhibit our ability to achieve some or all of our business objectives.

        In addition, regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations or practices that we believe may be generally followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us. This could adversely affect our ability to operate our business. Further, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business.

We are an insurance holding company and, therefore, may not be able to receive dividends from our insurance subsidiaries in needed amounts.

        At the holding company level, our principal assets are the shares of capital stock of our insurance company subsidiaries. We may rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations, dividends to shareholders and corporate expenses. The payment of dividends by our insurance company subsidiaries will depend on the surplus and future earnings of these subsidiaries and is also subject to regulatory restrictions. The maximum dividend distribution is limited by Illinois law to the greater of 10% of RLI Insurance Company's policyholder surplus as of December 31 of the preceding year or its net income for the 12-month period ending December 31 of the preceding year. Therefore, the maximum dividend distribution that can be paid by RLI Insurance Company during 2003 without prior approval is $40.1 million, or 10% of RLI Insurance Company's 2002 policyholder surplus. As a result, we may not be able to receive dividends from our subsidiaries at times and in amounts necessary to meet our debt service obligations or to pay dividends to our shareholders or corporate expenses. During the first six months of 2003, RLI Insurance Company paid total dividends of $3.3 million to us.

We may be unable to attract and retain qualified employees.

        We depend on our ability to attract and retain qualified executive officers, experienced underwriting talent and other skilled employees who are knowledgeable about our business. If the quality of our executive officers, underwriting team and other personnel decreases, we may be unable to maintain our current competitive position in the specialized markets in which we operate and unable to expand our operations into new markets.

Anti-takeover provisions affecting us could prevent or delay a change of control that is beneficial to you.

        Provisions of our articles of incorporation and by-laws, and provisions of applicable Illinois law and applicable federal and state regulations may discourage, delay or prevent a merger, tender offer or other change of control that holders of our securities may consider favorable. Certain of these provisions impose various procedural and other requirements that could make it more difficult for shareholders to effect certain corporate actions. These provisions could:

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  have the effect of delaying, deferring or preventing a change in control of us;

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  discourage bids for our securities at a premium over the market price;

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  adversely affect the market price of, and the voting and other rights of the holders of, our securities; or

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  impede the ability of the holders of our securities to change our management.

        See "Description of Capital Stock" for a summary of these provisions.

NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference forward-looking statements. Forward-looking statements may be identified by the use of terms such as "believes," "expects," "estimates," "may," "intends," "plans," "will," "should," or "anticipates" or the negative of those terms or similar expressions or by discussions of strategy. We have based our forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including:

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  the occurrence of man-made or natural catastrophic events;

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  the occurrence of significant changes in products or adverse changes in insurance and financial market conditions;

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  changing legal and social trends and the inherent uncertainties of the reserving process;

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  the ability to collect reinsurance recoverables;

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  changes in the availability, cost or quality of reinsurance;

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  developments in domestic and international financial markets that could affect our investment portfolios;

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  changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

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  uncertainties and changes in government policy, regulatory policy, statutory law or case law, with respect to our companies, brokers or customers, that can impede our ability to charge adequate rates and efficiently allocate capital;

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  the loss of the services of any of our executive officers or underwriters;

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  changing rates of inflation and other economic conditions; and

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  the effects of mergers, acquisitions and divestitures.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for the repayment of certain outstanding indebtedness, additional capital for our insurance subsidiaries, working capital, capital expenditures, acquisitions and general business purposes. The trust will invest all proceeds received from the sale of its trust preferred securities and common securities in a particular series of our subordinated debt securities. Until we use the net proceeds in the manner described above, we temporarily may use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Six Months Ended June 30,		Fiscal Years Ended December 31,
2003	2002	2002	2001	2000	1999	1998
47.6	19.4	17.7	11.2	7.1	10.1	15.1

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income before equity in earnings of unconsolidated investee, plus fixed charges. Fixed charges consist of interest expense on debt, plus one-third of rental expense deemed to represent an interest factor.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        We may from time to time offer under this prospectus unsecured senior debt securities.

        The trust may offer preferred securities of the trust representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

        The aggregate initial offering price of the offered securities will not exceed $150,000,000.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt and will be issued under a senior debt indenture.

        Our subordinated debt securities that are issued to the trust in connection with the issuance of trust preferred securities and common securities by that trust are to be issued under an indenture that we sometimes refer to in this prospectus as the "subordinated indenture." The subordinated debt securities issued to the trust pursuant to the subordinated indenture will have a junior position to all of our senior debt and all of our senior subordinated debt.

        The senior debt indenture and the subordinated indenture will be qualified under the Trust Indenture Act of 1939 and will be between us and Bank One, N.A., as trustee.

        Because a significant part of our operations are conducted through our insurance subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Our insurance subsidiaries may only declare and pay dividends to us if they are permitted to do so under the insurance laws and regulations of the states where they are domiciled. See "Risk Factors" beginning on page 3.

        Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of our subsidiaries, including policyholders, trade creditors, debt holders, secured creditors, taxing and regulatory authorities, guarantee holders and any preferred stockholders. As of the date of this prospectus, except for the claims of policyholders and short-term borrowings, none of our subsidiaries has incurred any material amount of indebtedness or other obligations that would effectively rank senior to our debt securities. Any claims we have as an unsecured creditor of our subsidiary would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

        We have summarized below the material provisions of the two indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination and the issuance of securities to a trust. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

  No Limit On Debt Amounts

        The indentures do not limit the amount of debt that can be issued under the indentures. These amounts are set from time to time by our Board of Directors.

  Prospectus Supplements

        The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

  •
  title and form of the securities;

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  offering price;

  •
  any limit on the amount that may be issued;

  •
  maturity date(s);

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  interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

  •
  dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

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  terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

  •
  date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

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  details of any required sinking fund payments;

  •
  the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

  •
  any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

  •
  the persons to whom payments of interest will be made;

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  any provisions granting special rights to holders when a specified event occurs;

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  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

  •
  whether or not the debt securities will be issued in global form and who the depositary will be;

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  any restrictions on the registration, transfer or exchange of the debt securities;

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  the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

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  terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares of common stock, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

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  if the debt securities are convertible or exchangeable, the events or circumstances that will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

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  in the case of subordinated debt securities issued to the trust, the terms and conditions of any obligation or right of ours or a holder to convert or exchange such subordinated debt securities into trust preferred securities of the trust;

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  in the case of subordinated debt securities issued to the trust, the terms and conditions of the amended and restated trust agreement and, the agreement relating to our guarantee of the trust preferred securities of that trust;

  •
  subordination terms of any subordinated debt securities; and

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  any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

        Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

  Covenants

        We will agree in the indentures to:

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  pay the principal, interest and any premium on the debt securities when due;

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  maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

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  prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

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  deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

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  file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

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  unless our Board of Directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

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  our existence as a corporation, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents; and

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  the rights, licenses and franchises of us and certain of our subsidiaries; and

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  not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

  Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

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  we are the surviving entity; or

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  the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the indentures; and, in either case,

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  after giving effect to such transaction, no event of default under the indentures and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

        Upon any such consolidation, merger or transfer, the successor will be substituted for us under the indentures. In the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph, we will be relieved of all obligations and covenants under the indentures and the debt securities.

  Satisfaction and Discharge

        Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

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  all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

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  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

  Legal Defeasance and Covenant Defeasance

        Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

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  to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

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  to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

        We can exercise legal or covenant defeasance if we put in place the following arrangements:

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  we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

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  cash in United States dollars;

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  non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

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  a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

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  we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes solely as a result of the defeasance;

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  no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

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  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

        After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment of the debt securities.

        After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

        The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

  Information Concerning the Trustee

        Bank One, N.A. is the trustee under the indentures. The prospectus supplement with respect to particular debt securities will describe any changes in our relationship with the trustee at the time that any debt securities are offered.

        Bank One, N.A. administers its corporate trust business at its offices in Chicago, Illinois.

  Form, Exchange, Transfer

        Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

        A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

  Global Securities

        The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

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  be entitled to have the debt securities represented by such registered global security registered in their names;

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  receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

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  be considered the owners or holders of the debt securities.

        If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by applicable law or regulation, and, in either case, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for a global security. The debt securities in certificated form shall be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms Of The Senior Debt Securities

  Ranking Of Senior Debt Securities

        The senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured. The senior debt securities will be senior to our senior subordinated debt and subordinated debt (whether issued to a trust or otherwise).

  Events Of Default

        The following are events of default under a series of senior debt securities:

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  we fail to pay the principal, any premium, or any sinking fund payment, on any senior debt securities of that series when due;

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  we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

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  we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

  •
  certain events of bankruptcy or insolvency relating to us, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest on, all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration, but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the indenture;

  •
  the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

  •
  the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

        A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

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  the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

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  the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 30 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

        We will periodically file statements with the trustee regarding our compliance with covenants in the senior indenture.

  Modifications And Amendments

        Except as provided below or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, any premium on, or any mandatory sinking fund obligation of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

  •
  make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, or interest or premium on, the senior debt securities;

  •
  waive a redemption payment with respect to any senior debt security;

  •
  make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of, and to establish the form, terms and conditions of, senior debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

Particular Terms Of The Subordinated Debt Securities To Be Issued To RLI Capital Trust I

        We may issue a specific series of subordinated debt securities in connection with the issuance by the trust of trust preferred securities. These subordinated debt securities will be issued under a subordinated indenture between us and Bank One, N.A., as trustee. Only one series of our subordinated debt securities will be issued to the trust in connection with the issuance of trust preferred securities and common securities by the trust. At the time the trust issues trust preferred securities, it will invest the proceeds from the issuance of those securities, together with the consideration paid by us for the related trust common securities, in our subordinated debt securities. The subordinated debt securities held by the trust will be in the principal amount equal to the aggregate stated liquidation amount of the trust preferred securities, plus our concurrent investment in the trust common securities.

  Ranking Of Subordinated Debt Securities

        The subordinated debt securities issued to the trust pursuant to the subordinated indenture will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

  Subordination

        Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. Our obligations under the subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the subordinated debt securities, as well as any other indebtedness that the subordinated debt is expressly junior to, as set forth in the prospectus supplement. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

  •
  any indebtedness to any of our subsidiaries or other affiliates;

  •
  any trade payables; or

  •
  any indebtedness that we may incur in violation of the subordinated indenture.

        If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the subordinated debt securities.

        We may not make any payment on the subordinated debt securities if a default in the payment of the principal, any premium, interest on, or other obligations, including any repurchase or redemption obligation, in respect of designated senior debt occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if (1) any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and (2) the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

        The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the subordinated debt securities.

        We expect that the terms of some of our senior debt will provide that an event of default under the subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the subordinated debt securities is accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

        The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

        The subordination provisions may not be amended in a manner adverse to the holders of the subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of subordinated debt securities then outstanding affected by the amendment.

  Events Of Default

        The following are events of default under the subordinated debt securities:

  •
  we fail to pay the principal of, or any premium or sinking fund payment on, any subordinated debt securities when due;

  •
  we fail to pay interest on any subordinated debt securities within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to the subordinated debt securities and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

  •
  certain events of bankruptcy or insolvency relating to us, whether voluntary or not; and

  •
  the voluntary or involuntary dissolution, winding up or termination of the trust, unless effected in connection with a distribution of subordinated debt securities to the holders of trust preferred securities and common securities in liquidation of the trust, the redemption of all of the trust preferred securities and common securities of the trust or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement.

        The prospectus supplement may describe additional or different events of default that apply to any subordinated debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the subordinated indenture has actual knowledge of the default or event of default, the trustee will mail to the holders of subordinated debt securities a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to the subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the subordinated indenture) on, all the subordinated debt securities to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding subordinated debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the subordinated indenture;

  •
  the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

  •
  the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

        A holder may pursue a remedy directly under the subordinated indenture or the subordinated debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding subordinated debt securities must make a written request to the trustee to pursue the remedy;

  •
  the holder or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 30 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal of, premium, if any, and interest on, subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the subordinated debt securities then outstanding may by notice to the trustee on behalf of all holders of the subordinated debt securities waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, the subordinated debt securities; and

  •
  a continuing default in respect of a covenant or provision of the subordinated indenture that cannot be amended or modified without the consent of each holder of the subordinated debt securities affected.

        We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

  Enforcement of Certain Rights by the Holders of Trust Preferred Securities

        If an event of default with respect the subordinated debt securities has occurred and is continuing and that event is attributable to a default in the payment of interest or principal on the subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities of the trust may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder. We may not amend the subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If the right to bring such direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the subordinated indenture to set-off any payment made to such holder of trust preferred securities by us in connection with a direct action. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the subordinated debt securities.

        The holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the subordinated debt securities, other than those set forth in the preceding paragraph, unless there shall have been an event of default under the applicable amended and restated trust agreement.

  Distribution To Holders of Trust Securities

        Subordinated debt securities issued to the trust in connection with the issuance of trust preferred securities and common securities subsequently may be distributed pro rata to the holders of the trust preferred securities and common securities in connection with the dissolution of the trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such trust preferred securities.

  Modifications And Amendments

        Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of the outstanding subordinated debt securities. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities may waive defaults under, or compliance with, the provisions of the subordinated indenture.

        However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the subordinated debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of, the subordinated debt securities or alter the provisions with respect to the redemption of the subordinated debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on the subordinated debt securities;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities and a waiver of the payment default that resulted from that acceleration;

  •
  make the subordinated debt securities payable in currency other than that stated in the subordinated debt securities;

  •
  make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, or interest or premium on, the subordinated debt securities;

  •
  waive a redemption payment with respect to any subordinated debt security;

  •
  make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of subordinated debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the subordinated indenture in fully registered form;

  •
  to provide for the issuance of, and to establish the form, terms and conditions of, the subordinated debt securities;

  •
  to evidence appointment of, and provide for the acceptance of appointment by, a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

  •
  to cure any ambiguity or to correct or supplement any provision in the subordinated indenture that may be defective or inconsistent with any other provision contained in the subordinated indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the subordinated indenture, so long as the interests of holders of subordinated debt securities are not adversely affected in any material respect under the subordinated indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

        In addition to the provisions regarding modification and amendment of the subordinated indenture described above, so long as any of the trust preferred securities remain outstanding, with respect to the subordinated indenture:

  •
  no modification may be made to such indenture that materially and adversely affects the holders of the trust preferred securities without the consent of each holder of the trust preferred securities so affected;

  •
  no waiver of any event of default with respect to the subordinated debt securities held by the trust may be effective without the consent of holders of a majority of aggregate liquidation amount of the trust preferred securities then outstanding; and

  •
  in the event that the holders of the subordinated debt securities are entitled to accelerate the principal of such subordinated debt securities (for which the consent of holders of at least 25% of the principal amount is required), holders of trust preferred securities may participate in such acceleration, substituting for such purpose the liquidation amount of such holders for an equivalent amount of principal of the subordinated debt securities.

        Except as otherwise provided in the related prospectus supplement, if an "investment company event" or a "tax event" occurs and is continuing, we may, at our option, redeem the subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of such event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

        For purposes of the subordinated indenture, "investment company event" means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the trust preferred securities.

        For purposes of the subordinated indenture, "tax event" means the receipt by the trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of an amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the trust preferred securities, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the subordinated debt securities;

  •
  interest payable by us on the subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States Federal income tax purposes; or

  •
  the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges.

        Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, we will have the right under the subordinated indenture to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time. If we defer payments of interest, the trust will defer distributions on the trust preferred securities during the deferral period.

  Covenants

        We will covenant, as to the subordinated debt securities issued to the trust in connection with the issuance of trust preferred securities and common securities by the trust, that we will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock; or

  •
  make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, any debt security of ours that ranks junior in interest to the subordinated debt securities or make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary of ours if such guarantee ranks junior in interest to the subordinated debt securities, other than:

  •
  dividends or distributions in our common stock;

  •
  redemptions or purchases of any rights outstanding under any shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of stock under such plan in the future;

  •
  payments under any trust preferred securities guarantee of ours; and

  •
  purchases of common stock related to the issuance of common stock under any of our benefit plans for our directors, officers, employees or producers,

if at such time:

  •
  there shall have occurred any event of default;

  •
  we shall be in default with respect to our payment of obligations under the trust preferred securities guarantee; or

  •
  we shall have given notice of our election to defer the payment of interest at any time or from time to time on the subordinated debt securities for an extension period as provided in the subordinated indenture with respect to the subordinated debt securities and shall not have rescinded such notice, or such extension period or any extension thereof shall be continuing.

        For so long as subordinated debt securities issued to the trust in connection with the issuance of trust preferred securities and common securities of the trust remain outstanding, we will also covenant:

  •
  to maintain directly or indirectly 100% ownership of the common securities of the trust; provided, however, that any permitted successor of ours under the subordinated indenture may succeed to our ownership of such common securities;

  •
  not to voluntarily dissolve, wind-up or liquidate the trust, except in connection with the distribution of our subordinated debt securities to the holders of trust preferred securities and common securities in liquidation of the trust, the redemption of all of the trust preferred securities and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement; and

  •
  to use our reasonable efforts, consistent with the terms of the amended and restated trust agreement, to cause the trust to remain classified as a grantor trust for United States Federal income tax purposes.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 50,000,000 common shares, par value $1.00 per share, and 5,000,000 preferred shares, par value $0.01 per share. At September 25, 2003, 25,129,742 common shares were outstanding. At that date, no preferred shares were outstanding.

Common Shares

  Voting Rights

        Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Our shareholders do not have the right to cumulate their votes in the election of directors. The quorum required at a shareholders' meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter is required for shareholder approval.

  Dividends

        Holders of our common shares are entitled to receive dividends if, as and when such dividends are declared by our board of directors out of assets we can legally use to pay dividends.

  Liquidation

        In the event of any dissolution, liquidation, or winding up of our affairs, holders of our common shares are entitled to share ratably in all of our assets remaining after payment of our debts and other liabilities.

  Fully Paid

        All of our common shares outstanding are fully paid and nonassessable, and all of our common shares offered by this prospectus will be fully paid and nonassessable.

  Other Rights

        Holders of our common shares have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

        The transfer agent and registrar for our common shares is Wells Fargo.

        Our common shares are listed on the New York Stock Exchange under the symbol "RLI."

Voting Rights with Respect to Extraordinary Corporate Transactions

        Generally, under Illinois law, plans of merger, consolidation or exchange and sales, leases, exchanges or other dispositions of all, or substantially all, of a corporation's property and assets, other than in the usual and regular course of business, must be approved by the affirmative vote of at least two-thirds of all of the outstanding shares entitled to vote on the matter and at least two-thirds of the outstanding shares of each class or series of shares entitled to vote on the matter as a class. A corporation's articles of incorporation may provide for a greater or lesser vote, but not less than a majority of (1) the outstanding shares entitled to vote on the matter and (2) the outstanding shares of each class or series entitled to vote as a class on the matter. Our articles of incorporation require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the matter to approve any plan of merger, consolidation or exchange. However, with respect to sales, leases, exchanges or other dispositions of all, or substantially all, of our property and assets, other than in the usual or regular course of business, our articles of incorporation do not vary the statutory requirement described above.

Voting Rights with Respect to Amendments to our Articles of Incorporation

        Generally, under Illinois law, an amendment to a corporation's articles of incorporation must be approved by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment and at least two-thirds of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment. A corporation's articles of incorporation may supersede this requirement by specifying any greater or lesser vote requirement, but not less than a majority of the votes of outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series entitled to vote on the amendment as a class. Our articles of incorporation require an amendment to them to be approved by the affirmative vote of a majority of (1) the outstanding shares entitled to vote on the amendment and (2) the outstanding shares of each class or series entitled to vote on the amendment as a class.

Anti-takeover Provisions of our Charter and By-Laws and the Illinois Business Corporation Act

  Classified Board of Directors; Removal of Directors

        Our articles of incorporation and by-laws provide for a board of directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for shareholders to change a majority of our board of directors. In addition, our articles of incorporation and by-laws provide that directors may only be removed for cause and that vacancies in the board of directors may be filled by the vote of the majority of our remaining directors. These provisions, along with our classified board may deter a shareholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers and could depress the market price of our securities.

  Blank Check Preferred Shares

        Our board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of us.

  Illinois Anti-Takeover Law

        We are subject to Section 7.85 of the Illinois Business Corporation Act of 1983. In general, Section 7.85 requires business combinations between Illinois corporations with a class of securities registered under the Securities Exchange Act of 1934 or (other Illinois corporations that elect to be subject to Section 7.85) and interested shareholders to be approved by (i) 80% of the voting power of all classes of stock entitled to vote, voting together as a single class, and (ii) the affirmative vote of a majority of this voting power held by disinterested shareholders. These requirements will not apply if the business combination is approved by two-thirds of the disinterested directors or prescribed price and procedural requirements are met. We are also subject to Section 11.75 of the Illinois Business Corporation Act. In general, Section 11.75 prohibits a publicly-held Illinois corporation from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Generally, under Sections 7.85 and 11.75, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an interested shareholder is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock or who is an affiliate or associate of a corporation and within three years prior to the determination of interested shareholder status owned 15% or more of that corporation's voting stock. The existence of these provisions may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

  Insurance Holding Company Regulations on Change of Control

        We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person may acquire any voting security of an insurance holding company that controls an insurance subsidiary or merge with the holding company. "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The trust may issue trust preferred securities having the terms described in the applicable prospectus supplement. The trust will be governed by the terms of the agreement under which it is organized, which will be replaced by an amended and restated trust agreement in the form filed as an exhibit to the registration statement of which this prospectus forms a part, entered into at the time of any offering of trust preferred securities. The trust preferred securities will have the terms set forth in the amended and restated trust agreement and described in the related prospectus supplement. These terms will mirror the terms of the subordinated debt securities purchased by the trust using the proceeds from the sale of its trust preferred securities and its common securities. If we fail to make a payment on those subordinated debt securities, the trust will not have sufficient funds to make distributions on the trust preferred securities.

        The following summary sets forth the material terms and provisions of the amended and restated trust agreement and the trust preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of amended and restated trust agreement for complete information regarding the terms and provisions of that agreement and of the trust preferred securities, including the definitions of some of the terms used below. The form of amended and restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of the amended and restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which that reference is made is qualified in its entirety by that reference.

Issuance, Status And Guarantee Of Trust Preferred Securities

        Under the terms of the amended and restated trust agreement, the administrative trustees will issue the trust preferred securities on behalf of the trust. The trust preferred securities will represent preferred beneficial interests in the trust and the holders of the trust preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits under the amended and restated trust agreement. Generally, the trust preferred securities will rank equally, and payments will be made thereon pro rata, with the common securities of the trust. However, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The property trustee will hold legal title to the subordinated debt securities in trust for the benefit of the holders of the trust preferred securities and common securities. The common securities and the trust preferred securities of the trust are collectively referred to as the "trust securities."

        We will enter into a guarantee agreement for the benefit of the holders of the trust preferred securities. Under the trust preferred securities guarantee, we will guarantee, on a subordinated basis, payment of distributions on the trust preferred securities and amounts payable on redemption or liquidation of the trust preferred securities, but only to the extent that the trust has funds on hand to make those payments. See "Description of the Trust Preferred Securities Guarantee."

Distributions

        Distributions on the trust preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the trust preferred securities is not a business day, payment of the distribution payable on such date will be made on the next succeeding business day, and without any additional distributions or other payment in respect of any such delay, except that, if such business day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee for the subordinated debt securities is closed for business.

        Distributions on each trust preferred security will be payable at a rate specified in the related prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum, if any, specified in the related prospectus supplement. References to "distributions" include any additional distributions unless otherwise stated.

        If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on the subordinated debt securities for an extension period, which will be specified in the related prospectus supplement. As a consequence of any such extension, distributions on the trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such trust preferred securities during any extension period.

        The funds of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those subordinated debt securities, the property trustee will not have funds available to pay distributions on the trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on a limited basis as set forth herein under "Description of the Trust Preferred Securities Guarantee."

        Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates. As long as the trust preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. In the event any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

Mandatory Redemption

        Upon any repayment or redemption, in whole or in part, of any subordinated debt securities held by the trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from the repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the subordinated debt securities. If less than all of the subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption pro rata of the trust preferred securities and the common securities.

Redemption Procedures

        Trust preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the subordinated debt securities. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption and distributions will cease to accrue on the trust preferred securities or portions thereof.

        If the trust gives a notice of redemption, which notice will be irrevocable, in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest, and such trust preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business bay, then payment of the redemption price payable on such date will be made on the next succeeding business day, and without any interest or other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the trust preferred securities guarantee as described under "Description of the Trust Preferred Securities Guarantee," distributions on such trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including, without limitation, United States Federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

        Payment of the redemption price on the trust preferred securities will be made to the applicable record holders as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date; provided, however, that if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

        If less than all of the trust preferred securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed will be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular trust preferred securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or by such other method as the property trustee deems fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the amended and restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of trust preferred securities that has been or is to be redeemed.

Distribution Of Subordinated Debt Securities

        On and from the date fixed for any distribution of subordinated debt securities upon dissolution of the trust:

  •
  the trust securities will no longer be deemed to be outstanding;

  •
  the depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the subordinated debt securities to be delivered upon such distribution; and

  •
  any certificates representing such trust preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in the subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust preferred securities, until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

        We cannot predict the market prices for the trust preferred securities or the subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that you may purchase, or the subordinated debt securities that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

Subordination Of Common Securities

        Payment of distributions on, and the redemption price of, the trust preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of the trust preferred securities and common securities. However, if on any distribution date or redemption date an event of default under the subordinated debt securities has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust's common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior to the distribution or redemption date, or, in the case of payment of the redemption price, the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, has been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default under the amended and restated trust agreement resulting from an event of default under the subordinated debt securities, the holder of the trust's common securities will be deemed to have waived any right to act with respect to any such event of default under the amended and restated trust agreement until the effect of all such events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all such events of default under the amended and restated trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holder of the trust's common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        Unless otherwise specified in an applicable prospectus supplement, the trust will be terminated on the expiration of the term of the trust.

        The first to occur of any of the following events is an "early termination":

  •
  bankruptcy, dissolution or liquidation of us;

  •
  our written direction to the property trustee to dissolve the trust and distribute the subordinated debt securities directly to the holders of the trust preferred securities;

  •
  the redemption by the trust of all of the trust preferred securities; and

  •
  the entry of a court order for the dissolution of the trust.

        Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than a redemption, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of trust preferred securities will be entitled to receive:

  •
  subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder; or

  •
  if any distribution of the subordinated debt securities is determined by the property trustee not to be practical, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the liquidation amount of the trust preferred securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

        If the trust cannot pay the full amount due on the trust preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the trust on the trust preferred and common securities will be paid on a pro rata basis. However, if an event of default under the subordinated indenture has occurred and is continuing, the trust preferred securities will have a priority over the common securities.

Events Of Default

        The following will be events of default under the amended and restated trust agreement:

  •
  an event of default under the subordinated indenture occurs with respect to the subordinated debt securities;

  •
  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

  •
  default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the amended and restated trust agreement, other than a default described above, and continuation of the default or breach for a period of 60 days after notice was given to the defaulting trustee(s) by the holders of at least 25% in liquidation amount of the outstanding trust preferred securities specifying the default or breach and requiring it to be remedied;

  •
  the occurrence of a bankruptcy event with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days thereof; and

  •
  any other event of default specified in the applicable prospectus supplement.

        If an event of default with respect to the subordinated debt securities occurs and is continuing under the subordinated indenture, then the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities will have the right to declare the principal amount immediately due and payable. At any time after a declaration of acceleration has been made with respect to the subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the trust preferred securities may rescind or annul any declaration of acceleration with respect to the subordinated debt securities. In addition, holders of trust preferred securities have the right to bring a direct action against us with respect to certain events of default with respect to the subordinated debt securities. See "Description of Debt Securities—Particular Terms of the Subordinated Debt Securities To Be Issued to RLI Capital Trust I—Enforcement of Certain Rights by the Holders of Trust Preferred Securities" beginning on page 19.

        We are required to furnish annually, to the property trustee for the trust, officers' certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trust are not in default under the amended and restated trust agreement or, if there has been a default, specifying the default and its status.

Consolidation, Merger Or Amalgamation Of The Trust

        The trust may not consolidate or amalgamate with, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding trust preferred securities or the other trustees of the trust, consolidate with or merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of the District of Columbia or any state in the United States of America, if:

  •
  the successor entity either:

  •
  expressly assumes all of the obligations of the trust relating to the trust preferred and common securities; or

  •
  substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

  •
  we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

  •
  the successor securities are listed, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the trust preferred securities are then listed, if any;

  •
  the merger event does not cause the trust preferred securities or any substituted successor securities to be downgraded by any national rating agency;

  •
  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material respect;

  •
  the successor entity has a purpose identical to that of the trust;

  •
  before the merger event, we receive an opinion of counsel from a nationally recognized law firm stating that:

  •
  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities in any material respect; and

  •
  following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  •
  we own all of the common securities of the successor entity and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided under the trust preferred securities guarantee.

        In addition, unless all of the holders of the trust preferred securities approve otherwise, the trust may not consolidate or amalgamate with, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate or amalgamate with, merge with or into, or replace, it if the transaction would cause the trust or the successor entity to be taxable other than as a grantor trust for United States Federal income tax purposes.

Voting Rights

        Unless otherwise specified in the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights except as discussed below and as otherwise required by law.

        If any proposed amendment to the amended and restated trust agreement provides for, or the property trustee of the trust otherwise proposes to effect:

  •
  any action that would adversely affect in any material respect the powers, preferences or special rights of the trust preferred securities, whether by way of amendment to the amended and restated trust agreement or otherwise; or

  •
  the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the amended and restated trust agreement,

then the holders of the outstanding trust preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities.

        The holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as holder of the subordinated debt securities, to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for the subordinated debt securities or execute any trust or power conferred on the subordinated indenture trustee with respect to the subordinated debt securities;

  •
  waive specified past defaults under the subordinated indenture;

  •
  exercise any right to rescind or annul a declaration that the principal of all subordinated debt securities shall be due or payable; or

  •
  consent to any amendment, modification or termination of the subordinated indenture where consent is required (unless such amendment requires the consent of greater than a majority in aggregate principal amount of the holders of subordinated debt securities).

Amendments To The Trust Agreement

        The amended and restated trust agreement may be amended from time to time by all of the trustees and us without the consent of the holders of the trust preferred securities to:

  •
  cure any ambiguity or correct or supplement any provision that may be inconsistent with any other provision; provided that the amendment would not adversely affect in any material respect the interests of the holders of the trust preferred securities;

  •
  modify, eliminate or add to any provisions to the extent necessary to ensure (1) that the trust will be classified as a grantor trust for United States Federal income tax purposes at all times that any trust preferred securities are outstanding and (2) that the trust will not be required to register as an investment company under the Investment Company Act of 1940; or

  •
  reduce or increase the liquidation amount per trust preferred security along with the simultaneous proportionate increase or decrease in the number of trust preferred securities issued and outstanding solely for the purpose of maintaining the eligibility of the trust preferred securities for quotation or listing on any national securities exchange or other organization on which the trust preferred securities are then quoted or listed.

        Other amendments to the amended and restated trust agreement may be made by us and the trustees of the trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not affect the trust's status as a grantor trust for United States Federal income tax purposes or the trust's exemption from the Investment Company Act of 1940.

        The amended and restated trust agreement may not be amended without the consent of each affected holder of common or trust preferred securities to:

  •
  change the amount or timing of any distribution on the trust preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date; or

  •
  restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the distribution date.

Information Concerning The Trustees

        Wilmington Trust Company serves as both the property trustee and the Delaware trustee under the trust agreement for the trust, and we expect it to continue in both roles under the amended and restated trust agreement. Wilmington Trust Company also serves as the trustee under the guarantee agreement related to the trust preferred securities. Wilmington Trust Company administers its corporate trust business at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

        Two persons who are employees or officers of, or otherwise affiliated with, us will be named as the administrative trustees of the trust under the amended and restated trust agreement. The prospectus supplement with respect to the issuance of any particular trust preferred securities will describe our relationships with the administrative trustees at the time that any trust preferred securities are offered.

Removal And Replacement Of Trustees

        Unless an event of default exists under the subordinated debt securities, we may remove any trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trust's common securities. No resignation or removal of any trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated trust agreement.

Common Securities

        In connection with the issuance of trust preferred securities, the trust will issue one series of common securities having the terms, including distribution, redemption, voting and liquidation rights or restrictions as set forth therein and described in the applicable prospectus supplement. We will own, directly or indirectly, all of the common securities of the trust. Except for voting rights, the terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities. Generally, the common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities. However, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, we, as the holder of the common securities, will also have the exclusive right to vote and to appoint, remove or replace any of the trustees of the trust.

Governing Law

        The amended and restated trust agreement and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

        Concurrently with the issuance by the trust of the trust preferred securities, we will execute and deliver a trust preferred securities guarantee agreement for the benefit of the holders from time to time of the trust preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Wilmington Trust Company, an independent trustee, will act as indenture trustee under the guarantee agreement for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. The accompanying prospectus supplement will describe any significant differences between the guarantee and the summary below. The terms of the guarantee will be described in the guarantee agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee agreement that is filed as an exhibit to the registration statement that includes this prospectus. The guarantee will be held by the trustee for the benefit of the holders of the trust preferred securities.

General

        We will agree, to the extent set forth in the guarantee agreement, to pay in full the following guarantee payments to the holders of the trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert:

  •
  any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for the distribution;

  •
  the redemption price, and all accrued and unpaid distributions to the date of redemption relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make such payments; and

  •
  upon a voluntary or involuntary liquidation, winding-up or termination of the trust other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

  •
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make the distributions; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay those amounts to those holders.

        In the guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, if any event of default occurs under the guarantee or the subordinated indenture and is continuing or if we have elected to extend an interest payment period and the extension is continuing, then:

  •
  we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

  •
  dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

  •
  any declaration of a dividend or issuance of stock in connection with any stockholders' rights plan that we may adopt in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

  •
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

  •
  purchases or acquisitions of our common stock in connection with the satisfaction by us of our obligations under any of our benefit plans for our directors, officers, employees or producers or any dividend reinvestment plan or any other contractual obligation, other than a contractual obligation ranking equally with or subordinate to the subordinated debt securities relating to the trust preferred securities; and

  •
  we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the subordinated debt securities relating to the trust preferred securities, or make any guarantee payment with respect to any guarantee of securities of any of our subsidiaries if such guarantee ranks junior to the subordinated debt securities in right of payment.

        We irrevocably will guarantee the payments described above, but only to the extent that the trust has funds sufficient to make those payments. The guarantee, when taken together with our obligations under the subordinated debt securities issued to the trust and the subordinated indenture and our obligations to pay the costs, expenses, debts and liabilities of the trust as described below in "—Expense Agreement," will provide a full and unconditional guarantee of the trust's obligations to make payments due on the trust preferred securities.

        The guarantee is a guarantee of payment and not of collection. The guarantee does not cover any payments when the trust does not have sufficient funds available to make those payments. If and to the extent we do not make the required payments on the subordinated debt securities, the trust will not have sufficient funds to make its payments, including distributions on the trust preferred securities. If we fail to make payments under the guarantee, the holders of the trust preferred securities may enforce their rights as described below in "—Events of Default."

        Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The trust, as holder of the guarantee and the subordinated debt securities, generally will have a junior position to claims of creditors of our subsidiaries, including policyholders, trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

Effect Of Obligations Under The Subordinated Debt Securities And The Guarantee

        As long as payments of interest and other payments on the subordinated debt securities are made when due, those payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities, because:

  •
  the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the common securities and the trust preferred securities;

  •
  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

  •
  we will pay all of the trust's costs, expenses, debts and obligations, and the trust will not be obligated to pay, directly or indirectly, any of its costs, expenses, debts and obligations, other than the trust's obligations to the holders of the common securities and the trust preferred securities; and

  •
  the amended and restated trust agreement provides that the trustees of the trust will not take any action or cause or permit the trust to, among other things, engage in any activity, in each case that is not consistent with the purposes of the trust.

Modification Of The Trust Preferred Securities Guarantee; Assignment

        We may amend the guarantee without the consent of any holder of the trust preferred securities if the amendment does not adversely affect the rights of those holders in any material respect. We may otherwise amend the guarantee only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding. Except in connection with any merger or consolidation of us with or into another entity or any sale, transfer or lease of our assets to another entity, as permitted by the subordinated indenture, we may not assign our rights or delegate our obligations under the guarantee.

Termination

        The guarantee will terminate:

  •
  upon full payment of the redemption price of all trust preferred securities;

  •
  upon distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities; or

  •
  upon full payment of the amounts payable in accordance with the amended and restated trust agreement upon liquidation of the trust.

        The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under those securities or the guarantee.

Events Of Default

        An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, subject to applicable notice and cure provisions.

        The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under the guarantee or, if the guarantee trustee fails to enforce its rights under the guarantee agreement, to enforce the guarantee trustee's rights under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Status Of The Trust Preferred Securities Guarantee

        The guarantee will constitute an unsecured obligation of ours and will rank as follows:

  •
  subordinate and junior in right of payment to all our other liabilities, except those liabilities that may be made equal or subordinate by their terms;

  •
  equally with the most senior preferred or preference stock hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to our common stock.

        The terms of the trust preferred securities will provide that, by acceptance of the trust preferred securities, each holder agrees to the subordination provisions and other terms of the guarantee. The guarantee does not limit the amount of additional indebtedness that we may incur.

Information Concerning The Guarantee Trustee

        Wilmington Trust Company serves as the guarantee trustee under the guarantee agreement. See "Description of Trust Preferred Securities—Information Concerning the Trustees" for a description of our relationship with Wilmington Trust Company. The guarantee trustee, prior to the occurrence of a default with respect to the guarantee, undertakes to perform only those duties as are set forth specifically in the guarantee. After a default, the guarantee trustee is required to exercise the rights and powers vested in it by the guarantee to the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities, unless that holder offers reasonable indemnity against the costs, expenses and liabilities that might be incurred.

Governing Law

        The guarantee will be governed by and construed in accordance with the internal laws of the State of Illinois.

Expense Agreement

        Pursuant to the expense agreement to be entered into by us under the amended and restated trust agreement, we irrevocably and unconditionally will guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust the amounts due such holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

PLAN OF DISTRIBUTION

        We and/or the trust may sell the securities being offered hereby in any of, or any combination of, the following ways: to investors directly; through agents; to or through underwriters; and/or through dealers.

        We and/or the trust may directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in a related prospectus supplement.

        Offers to purchase the securities may be solicited by agents designated by us and/or the trust from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us and/or the trust to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

        If the securities are sold by means of an underwritten offering, we and/or the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time. Any such sales may be made in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

        Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all such securities if any are purchased.

        In connection with the sale of the securities, underwriters may be deemed to have received compensation from us and/or the trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as an agent.

        We and/or the trust may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we and/or the trust grant any over-allotment option, the terms of that over-allotment option will be set forth in the related prospectus supplement.

        If we and/or the trust use a dealer in the sale of the securities in respect of which this prospectus is delivered, we and/or the trust will sell the securities to the dealer as principal. The dealer may then resell such securities to the public. Any such sales may be made in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a planned remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the trust and its compensation will be described in the applicable prospectus supplement.

        Agents, dealers and remarketing firms participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us and/or the trust, to indemnification from us and/or the trust against, and contribution toward, certain civil liabilities, including liabilities under the Securities Act.

        Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

        Certain of the agents, underwriters, dealers, remarketing firms and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries and/or the trust in the ordinary course of business.

        All securities offered will be a new issue of securities and will have no established trading market. Any underwriter to whom we and/or the trust sell securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of, or the trading markets for, any securities.

LEGAL MATTERS

        The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Katten Muchin Zavis Rosenman, Chicago, Illinois. Unless otherwise stated in the applicable prospectus supplement, the validity of the trust preferred securities offered by the trust in the applicable prospectus supplement will be passed upon for the trust by Richards, Layton & Finger, P.A., special Delaware counsel to the trust. Certain legal matters in connection with the securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements and related financial statement schedules of RLI Corp. as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

        As discussed in note 1 to the audited consolidated financial statements, in 2002 RLI Corp. and Subsidiaries adopted the provisions of Statement of Financial and Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets." Also as discussed in note 1 to the audited consolidated financial statements, in 2001 RLI Corp. and Subsidiaries adopted the provisions of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities."

WHERE YOU CAN FIND MORE INFORMATION

About Us

        We are subject to the informational reporting requirements of the Exchange Act, which requires us to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC's home page at http://www.sec.gov.

        Our common shares are listed on the New York Stock Exchange under the symbol "RLI." Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

About the Trust

        There are no separate financial statements of the trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the trust preferred securities of the trust because:

  •
  we, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the trust;

  •
  the trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds in subordinated debt securities issued by us; and

  •
  our obligations under the amended and restated trust agreement, the guarantee issued with respect to the trust preferred securities and the subordinated debt securities purchased by the trust under the subordinated indenture, when taken together, constitute a full and unconditional guarantee by us of payments due on the trust preferred securities. See "Description of the Trust Preferred Securities Guarantee."

        The trust is not subject to the informational reporting requirements of the Exchange Act.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

  •
  Our Current Reports on Form 8-K filed on April 17, 2003 and July 16, 2003.

  •
  The description of our capital stock contained in our Form 8-A filed on June 11, 1993 under Section 12(b) of the Securities Exchange Act of 1934.

        You may request a copy of these filings at no cost, by writing or telephoning the office of Treasurer, RLI Corp., 9025 N. Lindbergh Drive, Peoria, Illinois 61615, telephone: (309) 692-1000, or by emailing Aaron H. Jacoby, Treasurer, at aaron_jacoby@rlicorp.com.

PART II

Information Not Required In The Prospectus

Item 14. Other Expenses Of Issuance And Distribution.

Registration fee to the Securities and Exchange Commission	$12,135
Printing expenses	$18,000
Accounting fees and expenses	$80,000
Legal fees and expenses	$85,000
Rating agency fees	$165,000
Trustee fees	$20,000
Miscellaneous expenses	$19,865

Total	$400,000

        The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

Item 15. Indemnification Of Directors And Officers.

        We are an Illinois corporation. Under Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Act"), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted with respect to any claim, issue, or matter as to which he or she has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred.

        Our articles of incorporation and by-laws generally provide for the indemnification of our directors and officers to the extent permitted by Section 8.75 of the Act.

        We maintain directors' and officers' liability insurance with an annual aggregate limit of $45,000,000 for the current policy period, subject to a $250,000 deductible at the corporate level and a $500,000 deductible for securities claims, for each wrongful act where corporate reimbursement is not available to any director or officer. In addition, we have entered into indemnification agreements with each of our directors and officers that provide for the indemnification of them to the fullest extent authorized or permitted by Illinois law.

Item 16. Exhibits.

(a)
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
1.1*	Form of underwriting agreement for offering of senior debt securities
1.2*	Form of underwriting agreement for offering of trust preferred securities of RLI Capital Trust I and trust preferred securities guarantees of RLI Corp.

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to RLI Corp.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997)
4.2	By-Laws of RLI Corp. (incorporated by reference to Exhibit 3.2 to RLI Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)
4.3	Form of senior debt securities indenture
4.4	Form of subordinated debt securities indenture between RLI Corp. and the Trustee, with respect to subordinated debt securities issued to RLI Capital Trust I
4.5	Form of senior debt security (included in Exhibit 4.3)
4.6	Form of subordinated debt security for subordinated debt securities issued to RLI Capital Trust I (included in Exhibit 4.4)
4.7	Certificate of Trust of RLI Capital Trust I
4.8	Trust Agreement for RLI Capital Trust I
4.9	Form of Amended and Restated Trust Agreement for RLI Capital Trust I
4.10	Form of Trust Preferred Security Certificate for RLI Capital Trust I (included in Exhibit E to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.9 hereto)
4.11	Form of Trust Preferred Securities Guarantee Agreement with respect to the trust preferred securities issued by RLI Capital Trust I
4.17	Form of Expense Agreement (included in Exhibit D to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.9 hereto)
4.18
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to RLI Corp.'s Registration Statement on Form S-3 filed with the SEC on June 11, 1993 (Registration Number 33-61788))
5.1	Opinion of Katten Muchin Zavis Rosenman
5.2	Opinion of Richards, Layton & Finger, P.A. as to RLI Capital Trust I
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 hereto)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)
24.1	Powers of Attorney (included in the signature page)
25.1
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures with respect to the senior debt securities and the subordinated debt securities to be issued to RLI Capital Trust I
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of RLI Capital Trust I
25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Preferred Securities Guarantee related to RLI Capital Trust I

*
To be filed by amendment or, as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

Item 17. Undertakings.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of RLI Corp.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against a registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrants hereby undertake that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by either of the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RLI Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on October 8, 2003.

RLI CORP.
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville Senior Vice President & Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph E. Dondanville and Mary Beth Nebel, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments or supplements to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 8, 2003.

Signature	Title
/s/ GERALD D. STEPHENS Gerald D. Stephens	Chairman of the Board, Director
/s/ JONATHAN E. MICHAEL Jonathan E. Michael	President & Chief Executive Officer, Director (Principal Executive Officer)
/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville	Senior Vice President & Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
/s/ JOHN T. BAILY John T. Baily	Director
/s/ RICHARD H. BLUM Richard H. Blum	Director
/s/ WILLIAM R. KEANE William R. Keane	Director
/s/ GERALD I. LENROW Gerald I. Lenrow, Esq.	Director

/s/ CHARLES M. LINKE Charles M. Linke	Director
/s/ F.L. LYNN MCPHEETERS F.L. "Lynn" McPheeters	Director
/s/ EDWIN S. OVERMAN Edwin S. Overman, Ph.D, CPCU	Director
/s/ EDWARD F. SUTKOWSKI Edward F. Sutkowski, Esq.	Director
/s/ ROBERT O. VIETS Robert O. Viets	Director

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, RLI Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on October 8, 2003.

RLI CAPITAL TRUST I
By:	RLI Corp., as Depositor
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to RLI Corp.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997)
4.2	By-Laws of RLI Corp. (incorporated by reference to Exhibit 3.2 to RLI Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)
4.3	Form of senior debt securities indenture
4.4	Form of subordinated debt securities indenture between RLI Corp. and the Trustee, with respect to subordinated debt securities issued to RLI Capital Trust I
4.5	Form of senior debt security (included in Exhibit 4.3)
4.6	Form of subordinated debt security for subordinated debt securities issued to RLI Capital Trust I (included in Exhibit 4.4)
4.7	Certificate of Trust of RLI Capital Trust I
4.8	Trust Agreement for RLI Capital Trust I
4.9	Form of Amended and Restated Trust Agreement for RLI Capital Trust I
4.10	Form of Trust Preferred Security Certificate for RLI Capital Trust I (included in Exhibit E to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.9 hereto)
4.11	Form of Trust Preferred Securities Guarantee Agreement with respect to the trust preferred securities issued by RLI Capital Trust I
4.17	Form of Expense Agreement (included in Exhibit D to the Form of Amended and Restated Trust Agreement filed as Exhibit 4.9 hereto)
4.18
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to RLI Corp.'s Registration Statement on Form S-3 filed with the SEC on June 11, 1993 (Registration Number 33-61788))
5.1	Opinion of Katten Muchin Zavis Rosenman
5.2	Opinion of Richards, Layton & Finger, P.A. as to RLI Capital Trust I
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 hereto)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)
24.1	Powers of Attorney (included in the signature page)
25.1
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures with respect to the senior debt securities and the subordinated debt securities to be issued to RLI Capital Trust I
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Trust Agreement of RLI Capital Trust I
25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Trust Preferred Securities Guarantee related to RLI Capital Trust I

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
RLI CORP.
RLI CAPITAL TRUST I
RISK FACTORS
NOTE ON FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC
PART II Information Not Required In The Prospectus
  Item 14. Other Expenses Of Issuance And Distribution.
  Item 15. Indemnification Of Directors And Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX